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                                                                   EXHIBIT 10.29





                               OPERATING AGREEMENT

                                       OF

                          UNITED AUTO DO BRASIL, LTDA.










                                NOVEMBER 4, 1999


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                               TABLE OF CONTENTS



Section                                                         Page
-------                                                         ----
1.      Definitions................................................1
2.      Organization of Company....................................5
3.      Members....................................................5
4.      Management by Members......................................7
5.      Capital Contributions......................................8
6.      Allocations and Distributions..............................9
7.      Withdrawal; Transfer of Interest in Company...............10
8.      Withdrawal Procedure......................................11
9.      Limitation of Liability and Indemnification...............12
10.     Taxes and Accounting......................................13
11.     Dissolution, Liquidation and Termination..................15
12.     General Provisions........................................17

Exhibit A - Members



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                              OPERATING AGREEMENT

                                       OF

                          UNITED AUTO DO BRASIL, LTDA.

         This Agreement is hereby adopted and agreed to by the Members, effective as of November 4, 1999, as the operating agreement of the Company.


1.       Definitions.


         1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Additional Members" means Members other than UAG Holdings and RSP Holdings admitted to membership in the Company pursuant to Section 3.2.

         "Affiliate" means, with respect to a given person, another person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the given person. For this purpose, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Operating Agreement, as from time to time amended.

         "Bankrupt Member" means a Member that makes an arrangement or agreement which is or has substantially the same effect as an agreement with creditors generally consolidating debts, files a voluntary petition in bankruptcy or for reorganization or for an arrangement, undergoes a liquidation, whether compulsory or voluntary (except as a solvent company for the purpose of amalgamation or reconstruction), becomes insolvent or suffers a receiver of all or part of its assets, or is adjudicated a bankrupt and such judgment is not vacated or stayed within 30 days.

         "Capital Account" means, with respect to each Member, an account so designated and maintained for such Member by the Company in accordance with the provisions of this Agreement. The balance of each Member's capital account on the date hereof is set forth in Exhibit A. After the date hereof, each Member's Capital Account shall be: (a) credited in the amount of any actual or deemed additional contributions of such Member to the capital of the Company and any profits or items of income or gain allocated to such Member pursuant to Section 6.1; (b) debited in the amount of any distribution to such Member and any losses or items of loss or deduction allocated to such Member under Section 6.1; and
(c) further adjusted as provided in Section 5.2.

         "Company" means United Auto Do Brasil, Ltda., a Brazilian limited liability company.

         "Corporation Law" means Article 118 of Law No. 6.404 of December 15, 1976, as amended.



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         "EBIT" means, for any period, Net Income of the Company for such period plus all amounts deducted in determining such Net Income of the Company on account of interest expense and taxes based on or measured by income of the Company, exclusive of extraordinary and non-recurring items, all as determined for the Company in accordance with generally accepted accounting principles, consistently applied.

         "Fiscal Year" means the calendar year.

         "Formula Price" means the fair market value of the Company as of the date of determination as agreed between the relevant parties; provided that, the "Formula Price" for the period from the date of this Agreement through the fifth anniversary of this Agreement, will be $5,456,536, plus any capital contributions during such period pursuant to Sections 5.2 and 5.3.

         "Income Account" means, with respect to each Member, an account so designated and maintained for such Member by the Company in accordance with the provisions of this Agreement.

         "Indebtedness" of the Company means (a) all obligations of the Company for borrowed money, (b) all obligations of the Company as lessee under any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of the Company, (c) all obligations of the Company which are secured by any liens, mortgages, encumbrances or other charges existing on any asset or property of the Company, whether or not the obligation secured thereby shall have been assumed by the Company, (d) all liabilities of the Company in respect of unfunded benefit liabilities under any pension, employee benefit or similar plan, and (e) all obligations of the Company in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by the Company upon termination for any reason on the date of determination).

         "Majority Vote" means the affirmative votes of Members holding Percentage Interests aggregating in excess of fifty percent (50%).

         "Members" means the persons who are members of the Company within the meaning of the Corporation Law. The Members consist of UAG Holdings and RSP Holdings and any Additional Members.

         "Net Income (Loss)" means, for any period, the net income (or loss) of the Company for such period taken as a single accounting period, determined in accordance with generally accepted accounting principles, consistently applied (but in any event without deduction of dividends paid or payment in respect of any membership interest of the Company); provided that, in determining Net Income, there shall be excluded (i) the income (or loss) of any person or entity (other than a subsidiary of the Company) in which any person or entity other than the Company or any of its subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its subsidiaries by such person or entity during such period, (ii) the income (or loss) of any person



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accrued prior to the date it becomes a subsidiary of the Company or is merged into or consolidated with the Company or any of its subsidiaries or that person's assets are acquired by the Company or any of its subsidiaries, (iii) the proceeds of any life insurance policy, (iv) gains and losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its subsidiaries, and related tax effects in accordance with generally accepted accounting principles, consistently applied, (v) any other extraordinary or non-recurring gains and losses of the Company or its subsidiaries, and related tax effects in accordance with generally accepted accounting principles, consistently applied, and (vi) the income of any subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary.

         "Percentage Interest" means, with respect to each Member, that percentage set forth opposite such Member's name on Exhibit A, after giving effect to any amendments to Exhibit A and to any adjustments in such percentage provided for in this Agreement. In the event any Membership interest is transferred in accordance with the provisions of this Agreement, the transferee of such interest shall succeed to the Percentage Interest of his transferor to the extent it relates to the transferred interest.

         "Person" (whether or not capitalized) means any individual, partnership, corporation, company, association, estate, trust, governmental unit, or other legal entity.

         "Put Event" means any event in which UAG Holdings becomes owned or controlled by or merges with any person which is not then an Affiliate of UAG Holdings or Penske Corporation. For this purpose, (i) any change in ownership resulting from any public offering of securities does not constitute a "Put Event," and (ii) the ownership or control of 30% or more of the capital voting stock of any party will be deemed to be ownership or control of such party.

         "Put Option" shall have the meaning defined in Section 8.1.

         "RSP Holdings" means RSP Holdings do Brasil, Ltda., a Brazilian limited liability company.

         "Social Contract" means the Social Contract of the Company, as from time to time amended, filed with the JUCESP-Junta Comercial do Estado de Sao Paulo, file no., 35215866389, dated October 6, 1999.

         "Transfer" means, with respect to any item, to sell, assign, transfer, encumber, or dispose of such item, voluntarily or involuntarily, including (without limitation) by sale, gift, granting an option to purchase, security interest, pledge, collateral assignment, bequest, or operation of law.

         "UAG Holdings" means UAG Holdings do Brasil, Ltda., a Brazilian limited liability company.



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2.       Organization of Company.

         2.1 Organization. The Company has been organized as a Brazilian limited liability company pursuant to the Social Contract.

         2.2 Name of Company. The name of the Company shall be as set forth in the Social Contract. All business of the Company shall be transacted in that name or in other names selected by the Company from time to time that are in compliance with the Corporation Law.

         2.3 Duration. The Company began its existence upon the filing of the Social Contract and shall continue in existence for the period of time specified in the Social Contract or in conformity with the provisions of this Agreement.

         2.4 Purpose. The purpose of the Company is to engage in any activity for which limited liability companies may be formed under the Corporation Law. The Company shall have all the powers necessary or convenient to effect any purpose for which it is formed, including all powers granted by the Corporation Law.

3.       Members.

         3.1 Admission; Additional Members. UAG Holdings and RSP Holdings are each admitted to the Company as a Member effective upon its execution of this Agreement. Additional Members may be admitted as provided in Section 4.4(e). Upon the admission of any Additional Member, Exhibit A shall be amended to reflect the respective Capital Account balances and Percentage Interests of all Members immediately after such admission.

         3.2 Representations and Warranties. As of the date of its admission, each Member (including each Additional Member) hereby represents and warrants to each other Member and to the Company that: (a) this Agreement is binding and enforceable against such Member in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding at law or in equity); and (b) its execution, delivery, and performance of this Agreement do not violate any law or any other agreement to which it is a party or by which it is bound.

         3.3 No Liability to Third Parties. Unless provided by law or expressly assumed, a Member shall not be liable for the acts, debts, or liabilities of the Company, including those under a judgment or order of a court.

         3.4 Authority. No Member, acting in its capacity as a Member, shall, nor shall it have any authority to, bind or act for, or assume or agree to any obligation or responsibility on behalf of, the other Member or the Company. All deeds, documents, transfers, contracts, agreements, bonds, debentures, notes, obligations, evidences of indebtedness, checks, drafts, bills of exchange, orders for the payment of money, and other instruments requiring execution by the Company shall be executed and delivered by one or more Members as may from time to time be authorized by the Members.



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         3.5 Transactions Permitted with Members and Affiliates. The validity of any transaction, agreement, or payment involving the Company, any Member, or any Affiliate thereof otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between any Member and such Affiliate or by reason of the approval of said transaction, agreement, or payment by any Member.

         3.6 Independent Activities. Any Member may, notwithstanding the existence of this Agreement, engage in whatever other activities such Member chooses, whether or not the same are competitive with the Company or its Affiliates, without having any obligation to offer any interest in such activities to the Company or to any other Member; except that none of the Members may, directly or indirectly, whether as a principal, director, officer, employee, consultant, partner, shareholder, agent or otherwise, through any person or entity (i) engage or conduct any retail automotive business in Brazil, including sales, service or repairs (including spare parts sales), or (ii) be engaged by, consult with, perform services for or invest in, any retail automotive business in Brazil. Notwithstanding the foregoing, (a) a Member may own stock in a publicly-traded corporation if the Member (together with its Affiliates) owns fewer than five percent of the issued and outstanding shares of such corporation, and (b) the foregoing prohibitions shall not apply to the sale, service or repair of products (and spare parts) manufactured by a Member or its Affiliates.

4.       Meetings and Voting.

         4.1 Meetings and Notice. The Members shall meet annually on such dates and at such places and times as they may determine by resolution. UAG Holdings or more Members holding at least 25% of the Percentage Interests may call a special meeting of the Members for any reasonable time at the principal office of the Company by giving notice thereof to all Members. Notice shall be given at least 72 hours before a meeting which a Member may attend in the manner described in Section 4.5 and at least five days before any other meeting, with such notice specifying the purposes of the special meeting. A Member may waive notice of any meeting, and attendance at a meeting (other than for the sole purpose of objecting to legality thereof) will constitute waiver of notice.

         4.2 Quorum. The presence at a meeting of Members having Percentage Interests aggregating in excess of 50% shall constitute a quorum for the transaction of business. Regardless of whether a quorum is present, the meeting may be adjourned by a vote of the Members present. At the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

         4.3 Members to Act Through Representatives. Each Member which is not an individual shall act for all purposes under this Agreement through an individual designated by such Member as its representative for such purpose. Each such Member shall provide the Company and each other Member with written notice of the individual so designated (which designation may be changed from time to time by the Member in its discretion and which may



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include one or more alternate representatives), and the Company and the other
Members shall be entitled in all cases to assume that any individual so designated is authorized to act on behalf of such Member. In the absence of such designation, the Company and the other Members may assume that the President or any Vice President of a Member which is a corporation is authorized to act on behalf of such Member.

         4.4 Voting. Each Member shall exercise its voting rights in the best interests of the Company. In accordance with the Corporation Law, the Members shall not invoke the obligations assumed in this Agreement in order to release any of the Members from their legal responsibility in exercising their voting rights. All matters relating to the Company shall be decided by a Majority Vote unless a higher percentage for approval is specified in this Agreement. Notwithstanding the foregoing, the following shall require the unanimous consent of all of the Members:

                  (a) Change the ownership structure, or organizational form, of the Company, or change the Membership Interests of the Members other than as expressly set forth in this Agreement;

                  (b) Make any capital calls;

                  (c) Return capital contributions other than as expressly set forth in this Agreement;

                  (d) Change the terms for allocating and distributing profits and losses and credits set forth in Section 6;

                  (e) Admit Additional Members and determine the Additional Capital Contribution payable by any Additional Members, except as otherwise provided in Section 8.3;

                  (f) Dissolve the Company;

                  (g) Initiate any litigation on behalf of the Company other than in the ordinary course of the Company's business;

                  (h) Permit any capital expenditures by the Company beyond the level approved in the Company's annual operating plan;

                  (i) Invest in or acquire other businesses, or engage in any merger or consolidation with or into, or purchase any of the equity of, any other person, or sell, lease or purchase any assets outside the ordinary course of business or engage in any transaction with a Member or any of its Affiliates outside the ordinary course of business;






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                  (j) Borrow money (or increase or decrease any commitments to borrow money) or guarantee any loan or other obligation, or lend money to any person, or mortgage, assign, or encumber any of the Company's property;

                  (k) Change the Company's auditors; and

                  (m) Change the accounting principles applied to the Company's books and records, except to the extent required by generally accepted accounting principles, consistently applied.

         4.5 Participation by Communication Equipment. A Member may participate in a meeting by a conference telephone or other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment, and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

         4.6 Action by Written Consent. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by Members whose Voting Interests constitute at least a Majority Vote and delivered to the Company; provided that any action that would require unanimous consent under Section 4.4 must be signed by all of the Members. All such consents shall be dated within a period of 90 days.

         4.7 Officers. The Company may, but need not, have one or more officers, who shall be appointed by and serve at the pleasure of the Members. Each such officer shall have the title, authority, and duties specified by the Members.

5.       Capital Contributions.

         5.1 Contributions. Each Additional Member (other than a transferee admitted under Section 8.3) shall make such capital contribution at the time of admission as is determined at that time.

         5.2 Capital Calls. If the Members determine (as provided in Section 4.4(b)) that the Company requires additional capital to carry out its purposes, then each Member shall make an additional capital contribution, in proportion to its Percentage Interest, which contributions in the aggregate shall equal the amount needed by the Company for it to meet such requirements. Should any Member fail to make its required capital contribution in accordance with this section, the remaining Members (pro rata in accordance with their Percentage Interests) shall have the option of contributing the amount which such Member failed to contribute, and the Percentage Interests of the Members shall be adjusted by reducing the noncontributing Member's Percentage Interest and increasing the other Members' Percentage Interests so as to equitably reflect the noncontributing Member's failure to make such contribution and the contributions made by the other Members.




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         5.3 Optional Capital Contributions. RSP Holdings will have the option, exercisable at any time upon 30 days advance notice to the other Members, to increase its Percentage Interest by making capital contributions in accordance with this section; provided that (a) RSP Holdings may not exercise its option under this Section 5.3 at any time after UAG Holdings exercises its call option under Section 8.6, and (b) in no event may RSP Holdings increase its Percentage Interest above 50% without the prior written consent of all the other Members. RSP Holdings may make optional capital contributions under this section in increments of $10,000, and its Percentage Interest will be increased by an amount equal to (x) the amount of such capital contribution, divided by (y) the sum of the then-applicable Formula Price and the amount of such capital contribution.

         5.4 Contribution Returns. A Member is not entitled to the return of any part of its capital contributions or to be paid interest in respect of either its Capital Account or its capital contributions. An unrepaid capital contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable it to return any Member's capital contribution.

6.       Allocations and Distributions.

         6.1 Allocations. Items of gross income, gain, loss, deduction, and credit shall be allocated in accordance with each Member's Percentage Interest; provided, however, that no loss shall be allocated to any Member to the extent such loss would create or increase a deficit in such Member's Capital Account. All items of income, gain, loss, deduction, and credit allocable to any interest in the Company that may have been transferred or reallocated shall be allocated between the transferor and transferee based upon the portion of the Fiscal Year during which each was recognized as owning the interest in the Company, without regard to the results of Company operations during any particular portion of the Fiscal Year and without regard to whether cash distributions were made to the transferor or the transferee during that Fiscal Year.

         6.2 Distributions. Except as otherwise provided in this Agreement, the Company shall make such distributions as the Members may from time to time approve. All distributions shall be in accordance with each Member's respective Percentage Interest. Notwithstanding the foregoing, the Members agree to cause the Company to make cash distributions each year (or, at the option of the Members, to loan) to each Member in an amount determined by multiplying (i) such Member's taxable income resulting from the pass-through allocations of the Company's income and gain to such Member by (ii) the highest rate applicable to any of the Members under the income tax laws of the jurisdiction in which such Member resides.

7.       Books, Accounting and Taxes.

         7.1 Books of Account; Records. The Company shall establish and at all times maintain full and complete books of account of the Company on an accrual basis in accordance with generally accepted accounting principles, consistently applied. The Company shall keep all the following at its principal place of business unless otherwise approved by the Members:




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                  (a) A copy of the Social Contract and this Agreement;

                  (b) The Company's books and records of account, together with copies of the financial statements of the Company for the three most recent years and the Company's tax returns and reports for the three most recent Fiscal Years; and

                  (c) A current list of the full name and last known address of each Member and copies of records that would enable a Member to determine its Percentage Interest.

Each Member shall have the right at its expense to inspect, examine, audit and copy the books, records, files, and other documents of the Company at all reasonable times. Each Member shall have the right to discuss the contents of the Company's books and records of account with the Person(s) who prepares such books and records.

         7.2 Financial Reports.

                  (a) As promptly as practicable and not later than thirty days after the close of each month the Company shall cause to be prepared and submitted to each Member a monthly report which shall consist of an unaudited balance sheet and statement of earnings, together with a monthly statement of each Member's Capital Account.

                  (b) As promptly as practicable and not later than thirty days after the close of each of the first three quarters of each Fiscal Year, the Company shall cause to be prepared and submitted to each Member a quarterly report consisting of an unaudited balance sheet, a statement of earnings, a statement of cash flows and a statement of Members' equity as of the end of the immediately preceding quarter and for the current Fiscal Year to date and such information concerning the Company as may be reasonably required for federal and state tax returns and other reports required by any governmental authority. All financial statements delivered pursuant to this subsection shall be prepared in accordance with generally accepted accounting principles, consistently applied.

                  (c) As promptly as practicable and not later than ninety days after the close of each Fiscal Year, the Company shall cause to be prepared and submitted to each Member an annual report which shall consist of a balance sheet for the Company as of the end of such Fiscal Year, a statement of earnings, a statement of cash flows and a statement of Members' equity for the Fiscal Year then ended and including such information concerning the Company as may be reasonably required by any Member for federal or state tax returns and other reports required by any governmental authority. All financial statements delivered pursuant to this subsection shall be prepared in accordance with generally accepted accounting principles, consistently applied, and be audited and reported and opined upon by the Auditors as contemplated by the terms of Section 7.3.

         7.3 Auditors. Deloitte & Touche, or such other firm of independent public accountants as shall be Approved by the Members from time to time, shall be the auditors (the



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"Auditors") to audit the books, records, files and other documents of the
Company. The Members shall define the scope of any audit to be conducted of the Company.

         7.4 Fiscal Year. The fiscal year of the Company shall end on December 31st of each year).

         7.5 Banking and Accounts. All funds of the Company shall be deposited in a separate bank account of accounts as shall be determined by the Members. All withdrawals therefrom shall be made upon checks signed by the Members or by any person authorized to do so by the Members.

8.       Transfer of Interest in Company.

         8.1 Transferability of Company Interest. Except as specifically permitted in this Agreement, a Member may not Transfer any portion of its interest in the Company, and any attempted Transfer by a Member of its interest in the Company, or any part thereof, other than as specifically permitted in this Agreement shall be null and void.

         8.2 Bankrupt Member. If any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and, on the exercise of such option, the Bankrupt Member shall sell its interest in the Company at a price equal to the then applicable Formula Price with respect to such Bankrupt Member.

         8.3 Transfer with Consent. A Member may sell or otherwise Transfer its interest in the Company with the prior unanimous consent of the other Members; provided that UAG Holdings may, at any time and without the consent of any other Member, transfer all or any part of its interest in the Company to an Affiliate that agrees in writing to be bound by this Agreement and any other agreements then in existence among the Members concerning the Company and makes the representations and warranties contained in Section 3.2. Upon the consummation of a transfer of a Member's interest in the Company pursuant to this Section 8.3, the transferee (if not already a Member) shall become an Additional Member of the Company with all rights and obligations thereof.

         8.4 Right of First Refusal. At any time after the fifth anniversary date of this Agreement, a Member may sell all, but not less than all, of its interest in the Company to a third-party purchaser in accordance with the following procedures:

                  (a) The Member shall first obtain from the third party a bona fide written offer to purchase such Member's interest in the Company, setting forth the purchase price and all other terms in reasonable detail, and shall provide copies thereof to all other Members. Such an offer must provide for a closing date no sooner than 60 days after the date copies thereof are given to the other Members and may not contain non-monetary terms which would render the purchase impossible or impracticable for a Member desiring to exercise its right of first refusal under this Section 8.4.



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                  (b) At any time within 30 days after receipt of a copy of such offer, any other Member may advise the selling Member in writing that it elects to purchase the selling Member's interest for the same price and on the same terms set forth in such offer. Delivery of such a written notice shall constitute a binding obligation of the electing Member(s) to buy (pro rata in accordance with their Percentage Interests), and of the selling Member to sell, the interest of the selling Member for the same price and on the same terms provided for in the original offer, not later than 120 days after the date on which the required notice is delivered. The electing Members may, instead of purchasing the selling Member's interest, elect to cause the Company to redeem and liquidate such interest.

                  (c) If, during such 30-day period, no Member notifies the selling Member that it desires to purchase under subsection (c) above, or if, during such period, all other Members advise the selling Member in writing that they do not wish to purchase under subsection (c), the selling Member may proceed to sell its entire interest in the Company to the third party if:

                           (i) the sale is for the same price and on the same
                  terms set forth in the original offer;

                           (ii) the sale is consummated within 60 days after the
                  expiration of such 30-day period; and

                           (iii) the transferee agrees in writing to be bound by
                  this Agreement and any other agreements then in existence among the Members concerning the Company and makes the representations and warranties contained in Section 3.2.

         8.5 Put Option. RSP Holdings will have an option, exercisable by written notice to the other Members within 10 days of any Put Event, to put all, but not part, of its interest in the Company to UAG Holdings, at a price equal to the Formula Price multiplied by RSP Holdings's Percentage Interest calculated immediately prior to giving effect to the applicable Put Event. Delivery of the written notice shall constitute a binding obligation of UAG Holdings to buy, and of the putting Member to sell, the putting Member's interest in the Company for such price, which shall be paid in cash not later than 120 days after the date on which the required notice is delivered. With the consent of any remaining Members, UAG Holdings may, instead of purchasing the putting Member's interest, elect to cause the Company to redeem and liquidate such interest.

         8.6 Call Option. UAG Holdings shall have an option, exercisable by written notice to any other Member, to call all, but not part, of such other Member's interest in the Company at a price equal to the then applicable Formula Price multiplied by such other Member's Percentage Interest; provided that, if UAG Holdings exercises such call option at any time before the fourth anniversary of this Agreement, then such price will be the greater of (a) the price calculated as



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provided above, and (b) the sum of such other Member's capital contributions, including any capital contributions pursuant to Sections 5.2 and 5.3, with interest equal to the yield on 10-year U.S. Treasury Notes as published in The Wall Street Journal on the Formula Price determination date. Delivery of UAG Holdings's written notice shall constitute a binding obligation of UAG Holdings to buy, and of such other Member to sell, such other Member's interest in the Company for such price, which shall be paid in cash not later than 120 days after the date on which UAG Holdings's notice is delivered. With the consent of any remaining Members, UAG Holdings may, instead of purchasing such other Member's interest, elect to cause the Company to redeem and liquidate such interest.

         8.7 Effect of Transfer. A transferor Member ceases to be a member of the Company upon the consummation of a transfer of its entire interest in the Company pursuant to this Section 8.

9.       Limitation of Liability and Indemnification.

         9.1 Not Exclusive. Indemnification under this Section is not exclusive of any indemnification provided for elsewhere herein, in any other agreement or otherwise provided by law.

         9.2 Indemnification by Company. The Company shall indemnify and hold harmless each Member against, from and in respect of any and all damages, losses, liabilities and expenses, including without limitation legal and other expenses, incurred by a Member in connection with any action, suit, claim or proceeding (whether civil or criminal, at law or in equity) arising or resulting from or related to any liability or obligation of the Company.

         9.3 Indemnification by Members. Each Member shall indemnify, defend and hold harmless the Company and the other Members from and against all claims, demands, suits, actions, proceedings, liabilities, attorneys' fees, costs and expenses arising in connection with (a) the activities or status of such Member in connection with the Company which are outside the scope of its rights, responsibilities, obligations or status as a Member hereunder or (b) the acts or omissions to act of such Member which are within the scope of its rights, responsibilities, obligations or status as a Member and which are a result of gross negligence or willful misconduct. Either Member required to provide indemnification under this Section to the Company shall be entitled to contribution from the other Member if such other Member is also required to provide indemnification under this Section with respect to the same matter. To the extent that a Member is obligated to provide indemnification under this Section, it shall have no entitlement to indemnification from the Company. The provisions of this Section shall survive termination of this Agreement or any purchase or transfer made pursuant to this Agreement.

         9.3 Liability Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a Member, manager, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Section 8.3 or the Corporation Law.

11.      Dissolution, Liquidation, and Termination.

         11.1 Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first occurrence of any of the following:

                  (a) At the time (if any) specified in the Social Contract;

                  (b) Upon the happening of any events specified in the Social Contract which cause dissolution;

                  (c) By the consent of the Members; or

                  (d) Upon the entry of a decree of judicial dissolution.

         11.2 Winding Up. Except as otherwise provided in the Social Contract, this Agreement, or the Corporation Law, the Members who have not wrongfully dissolved the Company may wind up the Company's affairs. The Members who are winding up the Company's affairs shall continue to function, for the purpose of winding up, in accordance with the procedures set by the Corporation Law, the Articles, and this Agreement, shall be held to no greater standard of conduct, and shall be subject to no greater liabilities, than would apply in the absence of dissolution. The Company may sue and be sued in its name and process may issue by and against the Company in the same manner as if dissolution had not occurred. An action brought by or against the Company before its dissolution does not abate because of the dissolution.

         11.3 Liquidation and Termination. On dissolution of the Company, one or more Members shall serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Corporation Law. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties. The steps to be accomplished by the liquidator are as follows:

                  11.3.1 Accounting. As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

                  11.3.2 Order of Distribution. The assets shall be distributed in the following order:

                  (a) To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company other than liabilities for distributions to Members. Reasonable provisions shall be made for debts, liabilities, and obligations that are not liquidated but will not be barred under the Corporation Law;

                  (b) Except as provided in this Agreement, to Members and former Members in satisfaction of liabilities for distributions; and

                  (c) Except as provided in this Agreement, all remaining assets to Members and former Members pro rata in accordance with their Percentage Interests.

                  11.3.3 Manner of Distribution. The distribution of assets to Members shall be as follows:

                  (a) The liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts;

                  (b) With respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not previously been reflected in the Capital Accounts would be allocated among the Members if there were a taxable disposition of that property for the fair market value thereof on the date of distribution; and

                  (c) Company property shall be distributed among the Members in accordance with their positive Capital Account balances, as determined after taking into account all Capital Account adjustments for the Fiscal Year during which the liquidation of the Company occurs (other than those made by reason of this subsection (c)); and those distributions shall be made by the end of the Fiscal Year during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination, and those costs, expenses, and liabilities shall be allocated to the distributees pursuant to this Section. The distribution of cash and/or property to a Member in accordance with the provisions of this Section constitutes a complete return to the Member of its capital contributions and a complete distribution to the Member of its interest in the Company and all the Company's property and constitutes a compromise to which all Members have consented. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

13.      General Provisions.

         13.1 Specific Performance. If any Member fails to fulfill any of its obligations under this Agreement, the injured party may choose to specifically enforce this Agreement, based on the provisions of Article 118, third paragraph, of Law No.6.404/76, the provisions of Articles 461, 639, 640 and 641 of the Brazilian Code of Civil Procedure and other applicable legal provisions, which shall fully apply to this Agreement.

         13.2 Confidentiality. Each Party shall, and shall cause its officers, directors, employees, representatives, agents and Affiliates to keep any information which the other Party or any of its Affiliates treats or designates as confidential (including without limitation, Technology), any information concerning the formation and operation of the Company or the particulars thereof (except as to the existence of the Company), and any other information set forth in the Definitive Agreements or in other documents concerning the Company or relating to the performance by the Parties or any of their Affiliates of any of the Definitive Agreements, strictly confidential and not disclose any such information to any Person, or use any such information in the business of such Party or any Affiliate of such Party, except in furtherance of this Agreement and the business of the Company. Notwithstanding the foregoing, a Party shall be under no obligation to keep confidential (i) information that is or becomes generally available to the public other than as a result of a disclosure in violation of the terms of this Section 12, (ii) information that is available to such Party on a non-confidential basis from a source that is not prohibited from disclosing such information to such Party, or (iii) information that a Party is legally compelled to disclose, provided that each Party agrees to use all reasonable efforts to notify the other Party of any such legal requirement to disclose sufficiently in advance of the disclosure to permit the other Party to challenge such disclosure. In addition, notwithstanding the foregoing, each Party may disclose otherwise confidential information to such of its accountants, legal and financial advisors and other agents to the extent deemed necessary by such Party, provided that the parties to whom such confidential information is disclosed shall first agree in writing to be bound by the terms of this Article IX as if such terms were directly applicable to them. The obligations of confidentiality set forth in this Section 12 shall survive the final dissolution of the Company for five years.

         13.3 Publicity. Neither UAG Holdings or RSP Holdings nor any of their respective Affiliates shall make any public announcement or other disclosure to the press or public regarding this Agreement or the Company or any matter related hereto or thereto, unless they mutually agree to make an announcement in a form that both have approved. Notwithstanding the foregoing, to the extent a Party (or its Affiliate) is required by law or the rules of a national securities exchange applicable to such Party (or such Affiliate) to make a public announcement regarding this Agreement or the Company or any matter related hereto or thereto, then such Party (or such Affiliate) may make a public announcement in the most limited form permissible in order for such Party (or such Affiliate) to duly comply with such law or rule, provided that such Party (or such Affiliate) gives notice to the other Party of such public announcement promptly upon such Party (or such Affiliate) becoming aware of its need to comply with such law or rule, but, in any event, not later than the time the public announcement is to be made.

         13.4 Technology. Any processes, techniques, customer lists, hardware, software, copyrights, patents, practices, marks or other intellectual property which are owned by or proprietary to either Member or its Affiliates, and used by such Member or its Affiliates, in the performance of its obligations under this Agreement or any other agreement between such Member or it Affiliates and the Company, together with all enhancements thereto (the "Technology"), shall be and at all times shall remain the property of such party, and the Company shall not have any interest in such Technology, nor shall the Company or the other Members acquire any rights or interest in or to such Technology as a result of being a party to this Agreement, except to the extent otherwise expressly provided in a signed writing.

                  Any Technology developed in connection with the operation of the Company, which relates to services provided by a Member shall be deemed to be the property of such Member and such Technology shall not be deemed property of the Company; provided, however, that if such Technology is developed solely for use with the Company at the request of the Company and such new Technology can be separated from other aspects of the Member's existing Technology and if all of the cost of developing such Technology is paid by the Company, then Prior to developing such Technology, the Member developing such Technology and the Company shall negotiate in good faith and enter into a separate written agreement specifying the terms of the development and use of such new Technology which agreement shall include, without limitation, costs, specifications, development time, ownership and licensing terms.

         13.5 Tradenames. Neither the Company nor any Member shall obtain any rights in any trademark, tradename, or service name or service marks or other mark or name of any other Member or any of its Affiliates by virtue of this Agreement or as a result of the formation and operation of the Company, and each Member hereby irrevocably waives any rights to such names, dress and marks as it or any of its Affiliates may now have or hereafter acquire by virtue of or arising out of the execution, delivery and/or performance of this Agreement and any of the transactions contemplated hereby.

         13.6 Invalidity. The invalidity of any provision of this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this Agreement.

         13.7 Waiver. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other party at any time thereafter.

         13.8 Choice of Law and Arbitration. This Agreement shall be governed by and construed according to the laws of Sao Paulo, Brasil. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in Sao Paulo, Brasil, and the parties hereto specifically consent and submit to the jurisdiction of such state or federal court subject to Section 12.7.

         13.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Each executed copy shall be deemed an executed original for all purposes.

         13.10 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given: (a) when personally delivered to the party to be given such notice or other communication; (b) on the day that such notice or other communication is received by facsimile or similar electronic device, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice; (c) on the day of receipt via United States mail or, if the addressee refuses delivery, on the date of such refusal; or (d) on the day such notice or other communication is delivered by reputable overnight courier to the address that the party receiving notice designates in writing.

                                        UAG HOLDINGS DO BRASIL, LTDA.


                                        By: /s/ Phillip M. Hartz
                                           -------------------------------------

                                                Its: Vice President
                                                    ----------------------------

                                        RSP HOLDINGS DO BRASIL, LTDA


                                        By: /s/ Roger S. Penske, Jr.
                                           -------------------------------------

                                                Its: President
                                                    ----------------------------

                                   Exhibit A


                                    Members

                                     INITIAL                   PERCENTAGE
MEMBER                           CAPITAL ACCOUNT                INTEREST
------                           ---------------                --------
UAG Holdings do Brasil,            $4,660,074                      85%
Ltda.

Andre Ribeiro Holdings, Ltda.        $796,462                      15%